Exhibit 10.5

DEVON ENERGY CORPORATION

2022 LONG-TERM INCENTIVE PLAN

Effective as of June 8, 2022

(Amended and Restated Effective November 19, 2025)

ARTICLE I

PURPOSE
SECTION 1.1
Purpose. The Devon Energy Corporation 2022 Long-Term Incentive Plan is established by Devon Energy Corporation (“the Company”) to create incentives designed to provide meaningful share ownership opportunities that align Participants’ long-term interests with those of our stockholders, emphasize long-term performance results, and promote retention of Participants. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Units and SARs to Eligible Employees and the grant of Nonqualified Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units to Eligible Directors, subject to the conditions set forth in the Plan. The Plan is designed to provide flexibility to meet the needs of the Company in a changing and competitive environment and to help further align the interests of Eligible Employees and Eligible Directors with those of the Company’s stockholders. The Company does not intend to use all incentive vehicles at all times for each Participant but will selectively grant Awards to Participants to achieve long-term goals.
SECTION 1.2
Establishment. The Plan was effective June 8, 2022, when the Plan was approved by the stockholders of the Company at a stockholders’ meeting held on such date (“the Effective Date”). The authority to issue Awards under the Plan will terminate on June 8, 2032, and the remaining terms of the Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan was subsequently amended on November 30, 2022 to permit a limited exception to the requirement relating to the outside date upon which awards under the Plan must expire, June 4, 2024 to permit the immediate vesting of Restricted Stock Awards and Restricted Stock Units that are granted to Eligible Directors, and November 19, 2025 to clarify the ability of the Company to permit certain deferrals of payments of Awards under the Plan.
SECTION 1.3
Shares Subject to the Plan.
(a)
Subject to the limitations set forth in the Plan, Awards may be made under the Plan for a total of 27,500,000 shares of Common Stock, plus the number of shares of Common Stock available for issuance as of the Effective Date under the Predecessor Plan, including the shares of Common Stock subject to outstanding awards under the Predecessor Plan that are transferred to the Plan in accordance with the provisions of subsection (b) below.
(b)
The Plan shall serve as the successor to the Predecessor Plan, and no further grants shall be made under the Predecessor Plan on or after the Effective Date. All awards outstanding under the Predecessor Plan on the Effective Date shall be transferred to the Plan at that time and shall be treated as outstanding awards under the Plan. However, each outstanding award so transferred shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred awards with respect to their acquisition of shares of Common Stock thereunder.
(c)
Any shares granted as Options or SARs shall be counted against the share limit set forth in subsection (a) above as one share for each share granted. Any shares granted under Awards other than Options or SARs shall be counted against this limit as 1.74 shares for each share granted; provided, further, that a maximum of 27.5 million shares of Common Stock of the total shares of Common Stock authorized under this Section 1.3 may be granted as Incentive Stock Options.
(d)
The limitations of this Section 1.3 shall be subject to adjustment pursuant to Article X.
(e)
Notwithstanding the preceding provisions of this Section 1.3:
(i)
Effective as of the WPX Merger Closing Date, the number of Awards that were available under the Predecessor Plan were increased by 2,007,033 shares of Common Stock (the “WPX Plan Share Reserve”), which shares shall not be subject to the provisions of subsection (c) above.
(ii)
Awards made out of the WPX Share Reserve may be granted only to WPX Reserve Eligible Employees.
(iii)
No Award may be granted out of the WPX Share Reserve after May 22, 2023.
(iv)
For purposes of Section 4.1(c), any shares of Common Stock made subject to an Award granted out of the WPX Plan Share Reserve shall be credited back to the WPX Plan Share Reserve.
(v)
All Awards granted out of the WPX Plan Share Reserve may be Incentive Stock Options.
(vi)
For purposes of this subsection (e),
(1)
“WPX Merger Closing Date” means the date of consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 26, 2020, by and among the Company, East Merger Sub, Inc. and WPX Energy, Inc.
(2)
“WPX Reserve Eligible Employees” means (I) those individuals employed by or otherwise providing services to WPX Energy, Inc. or its affiliates immediately before the Merger Closing Date and (II) those individuals who are hired by, or otherwise first become service providers to, the Company or its Affiliated Entities on or after the WPX Merger Closing Date.

ARTICLE II

DEFINITIONS
SECTION 2.1
“Account” means the recordkeeping account established by the Company that will be utilized to track an Award of Restricted Stock Units, dividends or dividend equivalents or certain other cash-payable Awards to a Participant.
SECTION 2.2
“Affiliated Entity” means any partnership or limited liability company in which a majority of the partnership, company or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or

Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.
SECTION 2.3
“Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit or SAR granted under the Plan to an Eligible Employee by the Committee or any Nonqualified Stock Option, SAR, Restricted Stock Award or Restricted Stock Unit granted under the Plan to an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.
SECTION 2.4
“Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.
SECTION 2.5
“Board” means the Board of Directors of the Company.
SECTION 2.6
“Change in Control Event” means the occurrence of any one of the following events:
(a)
the Incumbent Directors cease for any reason to constitute at least a majority of the Board;
(b)
any person is or becomes a “beneficial owner” (as such meaning is set forth in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing 30% or more of either (x) the Company’s outstanding shares of common stock or (y) the combined voting power of the Company’s then-outstanding securities eligible to vote in the election of directors (each, “Company Securities”); provided, however, that the event described in this subsection (b) shall not be deemed to be a Change in Control Event by virtue of any of the following acquisitions or transactions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction;
(c)
the consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate (a “Sale”), unless:
(i)
immediately following the consummation of the Reorganization or Sale, the holders of the Company’s shares of Common Stock hold or receive in such Reorganization more than 50% of each of the outstanding common stock and the total voting power of securities eligible to vote in the election of directors of (x) the corporation resulting from such Reorganization or the corporation that has acquired all or substantially all of the assets of the Company (in either case, “the Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (“the Parent Corporation”),
(ii)
no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes, as a result of the Reorganization or Sale, the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock or the total voting power of the outstanding voting securities eligible to vote in the election of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and
(iii)
at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale;

(any Reorganization or Sale that satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)
the Company’s stockholders consummate a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control Event shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Company Securities due to the Company’s acquisition of Company Securities that reduces the number of Company Securities outstanding; provided, however, if, following such acquisition by the Company, such person becomes the beneficial owner of additional Company Securities that increases the percentage of outstanding Company Securities beneficially owned by such person, a Change in Control Event shall then occur. In addition, if a Change in Control Event occurs pursuant to paragraph 2.9(b) above, no additional Change in Control Event shall be deemed to occur pursuant to paragraph 2.9(b) by reason of subsequent changes in holdings by such person (except if the holdings by such person are reduced below 30% and thereafter increase to 30% or above).

Solely with respect to any Award that the Committee determines to be subject to Section 409A of the Code (and not excepted therefrom) and a Change in Control Event is a distribution event for purposes of an Award, the foregoing definition of Change of Control Event shall be interpreted, administered, limited and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control Event only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Notwithstanding anything herein to the contrary, for the avoidance of doubt, when two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of Company securities, such partnership, syndicate or group shall be deemed a “person” for purposes of this definition.

SECTION 2.7
“Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
SECTION 2.8
“Committee” shall have the meaning set forth in Section 3.1.
SECTION 2.9
“Common Stock” means the common stock, par value $0.10 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.
SECTION 2.10
“Compensation Committee” means the Compensation Committee of the Board.
SECTION 2.11
“Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

SECTION 2.12
“Effective Date” shall have the meaning set forth in Section 1.2.
SECTION 2.13
“Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee.
SECTION 2.14
“Eligible Director” means any member of the Board who is not an employee of the Company, an Affiliated Entity or any Subsidiary.
SECTION 2.15
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
SECTION 2.16
“Executive Officer Participants” means Participants who are (1) employees of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee and (2) subject to Section 16(a) of the Exchange Act and the rules promulgated thereunder.
SECTION 2.17
“Fair Market Value” means (a) during such time as the Common Stock is listed upon the New York Stock Exchange or any other national stock exchange on which the Common Stock is listed, the closing market price per share of the Common Stock as reported by such stock exchange on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange that day, on the following day on which there was a sale of such Common Stock; (b) during any such time as the Common Stock is not listed on a national stock exchange, the mean between the last reported “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined; or (c) during any such time as the Common Stock cannot be valued pursuant to (a) or (b) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.
SECTION 2.18
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
SECTION 2.19
“Incumbent Directors” means the members of the Board on the Effective Date; provided, however, that (a) any person becoming a director and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed an Incumbent Director, and (b) no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (“Election Contest”), pursuant to any proxy access procedures for stockholders included in the Company’s organizational documents, or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; provided further, however, that when two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of Company securities, such partnership, syndicate or group shall be deemed a “person” for purposes of this definition.
SECTION 2.20
“Non-Executive Officer Participants” means Participants who are not subject to Section 16(a) of the Exchange Act and the rules promulgated thereunder.
SECTION 2.21
“Nonqualified Stock Option” means an Option which is not intended to qualify as an Incentive Stock Option.
SECTION 2.22
“Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION 2.23
“Participant” means an Eligible Employee of the Company, a Subsidiary, or an Affiliated Entity to whom an Award has been granted by the Committee, or an Eligible Director to whom an Award has been granted by the Board under the Plan.
SECTION 2.24
“Performance-Based Award” means a performance-based Restricted Stock Award or performance-based Restricted Stock Unit granted under the Plan to an Eligible Employee in accordance with Article IX.
SECTION 2.25
“Plan” means this Devon Energy Corporation 2022 Long-Term Incentive Plan, as amended from time to time.
SECTION 2.26
“Predecessor Plan” means the Devon Energy Corporation 2017 Long-Term Incentive Plan, as originally adopted by the Board via Written Consent on April 7, 2017, and subsequently approved by the stockholders of the Company on June 7, 2017.
SECTION 2.27
“Regular Award Committee” means a committee comprised of the individual who is the Company’s chief executive officer and such additional members, if any, as shall be appointed by the Compensation Committee.
SECTION 2.28
“Restricted Stock Award” means an Award granted to an Eligible Employee or Eligible Director under Article VI of the Plan.
SECTION 2.29
“Restricted Stock Unit” means an Award granted to an Eligible Employee or Eligible Director under Article VII of the Plan.
SECTION 2.30
“Restriction Period” means the period when a Restricted Stock Award or Restricted Stock Unit is subject to forfeiture based upon continued employment over a period of time, the achievement of performance criteria, the occurrence of other events and/or the satisfaction of nondisclosure and protection of business provisions as determined by the Committee, in its discretion. Subject to the limitations included in Section 4.1(i), the Committee may determine that the Restriction Period is satisfied on the Date of Grant.
SECTION 2.31
“SAR” means a stock appreciation right granted to an Eligible Employee or Eligible Director under Article VIII of the Plan.
SECTION 2.32
“Secretary” means the corporate secretary of the Company duly elected by the Board.
SECTION 2.33
“Subsidiary” shall have the same meaning set forth in Section 424 of the Code.
SECTION 2.34
“10% Stockholder” means an employee of the Company or its Subsidiary who, as of the date on which an Incentive Stock Option is granted to such employee, owns more than ten percent (10%) of the total combined voting power of all classes of shares of Common Stock then issued by the Company or any of its Subsidiaries.
ARTICLE III

ADMINISTRATION
SECTION 3.1
Administration of the Plan by the Committee. For purposes of administration, the Plan shall be deemed to consist of three separate stock incentive plans, a “Non-Executive Officer Participant Plan,” which is limited to Non-Executive Officer Participants, an “Executive Officer Participant Plan,”

which is limited to Executive Officer Participants and a “Non-Employee Director Participant Plan,” which is limited to Eligible Directors. Except for administration and the category of Eligible Employees eligible to receive Awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of Nonqualified Stock Options, SARs, Restricted Stock Awards and Restricted Stock Units.

The Non-Executive Officer Participant Plan shall be administered by the Compensation Committee. The Compensation Committee may, at its discretion, delegate authority to the Regular Award Committee to administer the Non-Executive Officer Participant Plan to the extent permitted by applicable law, rule or regulation. The Regular Award Committee may only act within guidelines established by the Compensation Committee.

The Executive Officer Participant Plan shall be administered by the Compensation Committee.

With respect to the Non-Employee Director Plan, the Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, SARs, Restricted Stock Units or Restricted Stock Awards to Eligible Directors selected for participation. The Compensation Committee shall administer all other aspects of the Awards made to Eligible Directors.

With respect to the Non-Executive Officer Participant Plan and to decisions relating to Non-Executive Officer Participants, including the grant of Awards, the term “Committee” shall mean the Compensation Committee, and the Regular Award Committee, as authorized by the Compensation Committee, and with respect to the Executive Officer Participant Plan and to decisions relating to the Executive Officer Participants, including the grant of Awards, the term “Committee” shall mean only the Compensation Committee.

The Compensation Committee shall consist solely of two or more members of the Board who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) of the Exchange Act and (ii) “independent directors” as determined in accordance with the independence standards established by the New York Stock Exchange or any other national stock exchange on which the Common Stock is at the time primarily traded.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a)
Select Eligible Employees to participate in the Plan.
(b)
Determine the time or times when Awards will be made.
(c)
Determine the form of an Award, whether an Option, Restricted Stock Award, Restricted Stock Unit or SAR, the number of shares of Common Stock or Restricted Stock Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement.
(d)
Determine whether Awards will be granted singly or in combination.
(e)
Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f)
Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.
SECTION 3.2
Compensation Committee to Make Rules and Interpret Plan. The Committee, in its sole discretion, shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.
ARTICLE IV

GRANT OF AWARDS
SECTION 4.1
Grant of Awards. Awards granted under the Plan shall be subject to the following conditions:
(a)
Subject to Article X, the aggregate number of shares of Common Stock made subject to the grant of Options and SARs to any Eligible Employee in any calendar year may not exceed 3,000,000.
(b)
Subject to Article X, (i) the aggregate number of shares of Common Stock made subject to the grant of Performance-Based Awards (payable in shares of Common Stock) in any calendar year may not exceed 1,500,000 shares of Common Stock (based on a maximum Award level on the Date of Grant) and (ii) the aggregate amount of cash made subject to the grant of Performance-Based Awards (payable in cash) in any calendar year may not exceed $15,000,000 (based on a maximum Award level on the Date of Grant).
(c)
If any shares of Common Stock covered by an Award granted under the Plan, the Predecessor Plan or any other Devon Energy Corporation long-term incentive plans, or to which such an Award relates, are forfeited, or an Award (or any portion thereof) otherwise terminates or is canceled without the delivery of shares of Common Stock, then the shares of Common Stock covered by such Award, or to which such Award relates, or the number of shares of Common Stock otherwise counted against the aggregate number of shares of Common Stock with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become shares of Common Stock with respect to which Awards may be granted under the Plan and shall not reduce the shares authorized under Section 1.3. Shares of Common Stock which are (i) tendered in payment of the exercise price or grant price of an Option or SAR, as applicable, (ii) not issued upon the settlement of SARs, (iii) tendered or withheld by the Company in payment of federal, state or local withholding taxes, (iv) repurchased by the Company using Option exercise proceeds, or (v) not issued or delivered as a result of the net settlement of an outstanding SAR or Option, shall not become available again for issuance under the Plan or be added back to the shares authorized under Section 1.3. Any Award (or any portion thereof) settled in cash will not be counted against, or have any effect upon, the number of shares of Common Stock available for issuance under the Plan.
(d)
Any shares of Common Stock under any Award that are granted in assumption of, or in substitution for, outstanding awards previously granted by a company or business acquired by the Company, a Subsidiary or an Affiliated Entity or with which the Company, a Subsidiary or an Affiliated Entity combines (“Substitute Awards”) shall not be applied to reduce the number of shares of Common Stock reserved under Section 1.3 of the Plan, but will be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

(e)
Common Stock delivered by the Company in payment of an Award authorized under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.
(f)
The Compensation Committee shall, in its sole discretion, determine the manner in which fractional shares arising under the Plan shall be treated.
(g)
The Compensation Committee shall from time to time establish guidelines for the Regular Award Committee regarding the grant of Awards to Eligible Employees.
(h)
Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.
(i)
Restricted Stock Awards and Restricted Stock Units which vest based upon the Participant’s continued employment shall be limited in such a way that, (i) no portion of the Award will vest prior to the first anniversary of the Date of Grant; (ii) up to one-third of the shares subject to the Award is eligible to vest on or after the first anniversary of the Date of Grant; (iii) up to an additional one-third of the shares subject to the Award is eligible to vest on or after the second anniversary of the Date of Grant; and (iv) up to an additional one-third of the shares subject to the Award is eligible to vest on or after the third anniversary of the Date of Grant; provided, however, that this limitation shall not: (a) apply to Substitute Awards or any other Awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees and directors, (b) apply to grants of Restricted Stock Awards and Restricted Stock Units of up to 5% of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 1.3(a) or (c) apply in the case of a termination due to death, disability, retirement, or involuntary termination of employment or service without cause or on account of good reason or the occurrence of a Change in Control Event.
(j)
Restricted Stock Awards and Restricted Stock Units which vest based upon performance standards shall require that the performance period must be a period of at least twelve months, except in the case of termination due to death, disability, retirement, or involuntary termination of employment or service without cause or on account of good reason or the occurrence of a Change in Control Event.
(k)
Notwithstanding the foregoing and any other provision of the Plan, except for adjustments as provided in Article X or in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, other Company securities, or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control Event, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other Company securities, or similar transaction(s)), the terms of outstanding Options or SARs may not be (i) amended to reduce the exercise price or grant price of such outstanding Options or SARs, as applicable, or (ii) cancelled in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs, as applicable, without obtaining stockholder approval.
(l)
Eligible Directors may only be granted Nonqualified Stock Options, SARs, Restricted Stock Awards and/or Restricted Stock Units under the Plan.
(m)
Subject to Article XI, no Eligible Director may be granted, in any one calendar year, Awards with an aggregate maximum value, calculated as of their respective Dates of Grant, of more than $750,000.

(n)
The maximum term of any Award shall be eight years; provided, however, that such limitation shall not apply to any Restricted Stock Units granted to any Eligible Director pursuant to an election by such Eligible Director to have settlement of the Restricted Stock Units made upon termination of the Eligible Director’s service on the Board.
(o)
Awards under the Plan shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her successors and any other person having or claiming an interest under such Award.
ARTICLE V

STOCK OPTIONS
SECTION 5.1
Grant of Options. The Committee may grant Options to Eligible Employees, subject to the provisions of the Plan and such other terms and conditions as it may determine. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding such designations, to the extent that an Option does not qualify as an Incentive Stock Option, it shall be treated as a Nonqualified Stock Option. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.
SECTION 5.2
Conditions of Options. Each Option so granted shall be subject to the following conditions:
(a)
Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant. In the case of an Incentive Stock Option granted to a 10% Stockholder, the per share exercise price shall be no less than 110% of the Fair Market Value per share of the Common Stock on the Date of Grant.
(b)
Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; (iii) by the withholding of shares of Common Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the exercise price; (iv) pursuant to procedures approved by the Committee, through the sale of the shares acquired on exercise of the Option through a broker-dealer acting on behalf of the Participant; (v) a combination of the foregoing; or (vi) by such other method as the Committee may approve.
(c)
Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by notice to the Company or its designee of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d)
Other Terms and Conditions. No portion of the Option will vest prior to the first anniversary of the Date of Grant; provided, however, that this limitation shall not: (i) apply to Substitute Awards or any other Awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees and directors, (ii) apply to Options to purchase up to 5% of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 1.3(a) shares of Common Stock or (iii) apply in the case of termination due to death, disability, retirement, or involuntary termination of employment or service without cause or on account of good reason or the occurrence of a Change in Control Event. In addition, other conditions that may be imposed by the Committee, if deemed appropriate, include those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business provisions.
(e)
Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary. No Incentive Stock Option will be exercisable more than five years from the Date of Grant in the case of an Incentive Stock Option granted to a 10% Stockholder. The terms of any Incentive Stock Option shall be subject in all respects to the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. To the extent that an Option initially designated as an Incentive Stock Option does not qualify as an Incentive Stock Option, it shall thereafter be treated as a Nonqualified Stock Option.
(f)
Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.
(g)
Stockholder Rights. Participants shall not have any rights as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option. In no event shall dividends or dividend equivalents be granted with respect to Options.
SECTION 5.3
Cash Out Rights. With respect to any Options granted to Eligible Employees pursuant to Section 5.1, the Committee may include in the Eligible Employee’s Award Agreement the right to surrender the Option once vested. In the event that an Option surrender right is authorized, the Award Agreement shall provide that, upon the vesting of an Option, the holder thereof shall be entitled to, at his or her option:
(a)
Exercise such Option, in whole or in part, in accordance with the procedures specified in Section 5.2; or
(b)
Surrender such Option, in whole or in part, by notice to the Company or its designee of such surrender stating the election to surrender in the form and manner determined by the Committee and a request for payment of the Cash-Out Amount where:

“Cash-Out Amount” means an amount of cash equal to the amount by which the aggregate Fair Market Value of the Common Stock subject to the Option exceeds the aggregate Exercise Price under the Option.

Payment of the Cash-Out Amount shall be made in shares of Common Stock or cash as established by the Committee in the Award Agreement.

ARTICLE VI

RESTRICTED STOCK AWARDS
SECTION 6.1
Grant of Restricted Stock Awards. The Committee may grant a Restricted Stock Award to any Eligible Employee, subject to the provisions of the Plan and such other terms and conditions as it may determine. Restricted Stock Awards may constitute Performance-Based Awards, as described in Article IX hereof. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. The Board may grant a Restricted Stock Award to an Eligible Director, subject to the provisions of the Plan and such other terms and conditions as it may determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.
SECTION 6.2
Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:
SECTION 6.3
Restriction Period. Subject to Section 4.1(i) and Section 4.1(j), the Committee shall determine the Restriction Period(s) that apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. At the end of the Restriction Period, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.
SECTION 6.4
Restriction on Transfer. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing shares of Common Stock covered by a Restricted Stock Award to give appropriate notice of such restrictions.
SECTION 6.5
Stockholder Rights. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares. At the discretion of the Committee, dividends or other distributions with respect to an unvested Restricted Stock Award may be withheld by the Company and credited to the Participant’s Account; provided that any such dividends or other distributions shall vest only if and to the extent that the underlying Restricted Stock Award vests, as determined by the Committee. Any dividends or distributions so withheld by the Committee and attributable to any particular share of a Restricted Stock Award shall be subject to the same restrictions on transferability as the shares of the Restricted Stock Award with respect to which they were paid, and, if such shares are forfeited, the Participant shall have no right to such dividends or distributions. For the avoidance of doubt, in no event shall dividends or other distributions with respect to a Restricted Stock Award be paid to a Participant unless and until the underlying Award vests.
SECTION 6.6
Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to the Restricted Stock Award, such Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service in accordance with the regulations under Section 83(b) of the Code. The Committee may, in its discretion, provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to such Award under Section 83(b) of the Code.
ARTICLE VII

RESTRICTED STOCK UNITS
SECTION 7.1
Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to any Eligible Employee, subject to the provisions of the Plan and such other terms and conditions as it may determine. Restricted Stock Units may constitute Performance-Based Awards, as described in Article IX hereof. The Board may grant Restricted Stock Units to an Eligible Director, subject to the provisions of the Plan and such other terms and conditions as it may determine. Restricted Stock Units are generally similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Date of Grant. Restricted Stock Units shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine.
SECTION 7.2
Conditions of Restricted Stock Units. The grant of a Restricted Stock Unit shall be subject to the following:
(a)
Restriction Period. Subject to Section 4.1(i) and Section 4.1(j), the Committee shall determine the Restriction Period(s) that apply to the shares of Common Stock covered by each Award of Restricted Stock Units or portion thereof. At the end of the Restriction Period, the restrictions imposed by the Committee shall lapse and the Award shall be paid as specified in Section 7.2(c) below
(b)
Restriction on Transfer. Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee, or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise.
(c)
Form of Payment. Restricted Stock Units shall be paid in cash, shares of Common Stock, or a combination of cash and shares as established by the Committee in the Award Agreement, no later than March 15 of the year following the year in which the lapse of the Restriction Period occurs, unless otherwise required by applicable law or unless and to the extent subject to a deferral election pursuant to Section 11.19 below.
(d)
Stockholder Rights. During the Restriction Period, Participants shall not have any rights as a stockholder of the Company with respect to an Award of Restricted Stock Units and shall have no right to vote such Restricted Stock Units, but the Committee may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents on Restricted Stock Units subject to a Restriction Period that lapses as a result of the achievement of a performance condition shall be deferred until and paid contingent upon the achievement of the applicable performance condition. Any such dividend equivalent on Restricted Stock Units shall be subject to the same restrictions on transferability as the shares underlying the Restricted Stock Units, and, if such shares are forfeited, the Participant shall have no right to such dividend equivalents. For the avoidance of doubt, in no event shall dividend equivalents with respect to a Restricted Stock Unit Award be paid to a Participant unless and until the underlying Restricted Stock Unit Award vests.
ARTICLE VIII

STOCK APPRECIATION RIGHTS

SECTION 8.1
Grant of SARs. The Committee may grant a SAR to any Eligible Employee, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine. The Board may grant a SAR to any Eligible Director, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine. SARs may be granted as an independent Award separate from an Option or granted in tandem with an Option, subject to the limitations of Section 8.3. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR. In no event shall dividends or dividend equivalents be granted with respect to a SAR.
SECTION 8.2
Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement, provided that no portion of the SARs shall vest prior to the first anniversary of the Date of Grant, except in the case of death, disability, retirement, or involuntary termination of employment or service without cause or on account of good reason or the occurrence of a Change in Control Event. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock or cash as established by the Committee in the Award Agreement.
SECTION 8.3
Tandem Awards. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem award is automatically terminated. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code.
ARTICLE IX

PERFORMANCE-BASED AWARDS
SECTION 9.1
Generally. Performance-Based Awards may be based on the achievement of one or more of the business criteria, as determined by the Committee, including, without limitation, those criteria described in Section 9.2 below.
SECTION 9.2
Business Criteria. The Committee may use objectively determinable performance goals based on one or more of the following business criteria, individually or in combination: earnings; earnings per share (actual or targeted growth); earnings before interest and taxes; pretax earnings before interest, depreciation, amortization, exploration and abandonment costs; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items or operating income; revenues; sales; debt level; cost reduction targets; interest-sensitivity gap levels; cash flow (including, but not limited to, cash flow before balance sheet changes, free cash flow, net cash flow, net cash flow before financing activities, cash flow from operations, increase in cash flow return); capital expenditures; weighted average cost of capital; debt/proved reserves; net income or gross income (including, but not limited to, income after capital costs and income before or after taxes); operating income; expense; working capital; operating or profit margin; pre-tax margin; contribution margin; return factors (including, but not limited to, return on equity, capital employed, or investment; risk adjusted return on capital; return on investors’ capital; return on average equity; return on assets; cash return on capital employed; and return on net assets); book value; operating expenses (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation and general and administrative costs); unit costs; net borrowing, debt leverage levels, credit quality, or debt ratings; accomplishment of mergers, acquisitions, dispositions, or similar business transactions (including, but not limited to, acquisition goals based on value of assets acquired or similar objectives); debt to debt plus stockholder equity; debt to EBIT, EBITDA or EBITDAX; interest coverage; total stockholder return; comparative stockholder return; market price per share; book value per share; net asset value per share; growth measures; debt to total capitalization ratio; asset quality levels; investments; economic value added; stock price appreciation; market capitalization; accounts receivables day sales outstanding; accounts receivables to sales; achievement of balance sheet or income statement objectives; market share; assets; asset sale targets; non-performing assets; satisfactory internal or external audits; improvement of financial ratings; charge-offs; regulatory compliance; employee retention/attrition rates; individual business objectives; risk management activities, corporate value measures which may be objectively determined (including ethics, compliance, environmental, diversity commitment, and safety); amount of oil, gas and/or other similar energy commodity reserves; costs of finding oil, gas and/or other similar energy commodity reserves; reserve replacement ratio, reserve additions, or other reserve level measures; drilling results; natural gas, oil and/or other energy commodity production, production and reserve growth; implementation or completion of critical projects or processes; production volume; sales volume; production efficiency; inventory to sales; inventory turns; and other financial, operational, strategic or individual performance criteria. Such business criteria may be measured not only in terms of the Company’s performance but also in terms of its performance relative to the performance of other entities or may be measured on the basis of the performance of any of the Company’s business units or divisions or any parent, Subsidiary or Affiliated Entity. Performance may also be measured on an absolute basis, relative to internal business plans, or based on growth. As may be applicable, they may also be measured in aggregate or on a per-share basis. Business criteria need not be uniform as among Participants.

In setting the business criteria with respect to Performance-Based Awards, the Committee may provide for appropriate adjustment as it deems appropriate, including, but not limited to, one or more of the following items: asset write-downs; litigation or claim judgments or settlements (including, without limitation, any tax settlement with a tax authority); the effect of changes in tax law, changes in accounting principles or other laws or principles affecting reported results; changes in commodity prices; currency fluctuations and/or foreign exchange gains or losses; severance, contract termination, and other costs related to exiting, modifying or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; gains and losses in connection with the termination or withdrawal from a pension plan; expenses for productivity initiatives; items attributable to any stock dividend, stock split, combination or exchange or stock occurring during the performance period; stock compensation costs and other non-cash expenses; items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; financing activities; impairment charges related to goodwill or other intangible assets; unrealized gains or losses on investments in debt and equity securities; any gain or loss recognized as a result of derivative instrument transactions or other hedging activities; pension curtailment or settlement charges; any infrequent and/or non-recurring items as described in applicable Accounting Principles Board opinions or Financial Accounting Standards Board statements, in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s periodic reports filed under the Exchange Act, including but not limited to acquisition or merger and integration costs, and/or in a press release or conference call, publicly announced by the Company, relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period; and any other specified non-operating items as determined by the Committee in establishing the business criteria.

SECTION 9.3
Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing: (i) the business criteria applicable to a given period, (ii) the method for computing the amount of compensation payable to the Participant if such business criteria is achieved and (iii) the individual employees or class of employees to which such performance goals apply.

SECTION 9.4
Certification of Performance. As soon as administratively practicable following the completion of the performance period, and on or prior to March 15 of the year following the year in which the performance period ends, the Committee shall certify in writing the actual levels at which the objective business criteria applicable to Performance-Based Award for that period (and other material terms) have been attained and determine, on the basis of such certified levels, the actual amount to be paid to each Participant for that performance period.

ARTICLE X

STOCK ADJUSTMENTS; CHANGE IN CONTROL EVENT
SECTION 10.1
Stock Adjustments. In the event that the shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. Any adjustments to Options or SARs shall be made in accordance with the requirements of Section 422 and Section 409A of the Code, to the extent applicable. Notwithstanding, for each Option or SAR with an exercise price or grant price, as the case may be, greater than the consideration offered in connection with any transaction or event described herein, the Committee may, in its sole discretion, elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, the Award limits set forth in Section 4.1, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.
SECTION 10.2
Change in Control Event.

Notwithstanding anything to the contrary in this Plan, the following provisions shall apply in connection with a Change in Control Event:

(a)
Awards Assumed by Successor:

(i) Upon the occurrence of a Change in Control Event, any Awards that are Assumed (as defined in Section 10.2(a)(v)) by the entity effecting the Change in Control Event shall continue to vest and become exercisable in accordance with the terms of the original grant unless, during the two-year period commencing on the date of the Change in Control Event (“Post-CIC Period”):

(A) the Participant is involuntarily terminated for reasons other than for Cause (as defined in Section 10.2(a)(iii)); or

(B) the Participant terminates his or her employment for Good Reason (as defined in Section 10.2(a)(iv)).

(ii) If a Participant’s employment is terminated as described in Section 10.2(a)(i)(A) or (B), on the date of termination of employment any outstanding Options and SARs shall become fully vested and exercisable and any time-based vesting restrictions that apply to Awards shall lapse and become fully vested.

(iii) Solely for purposes of this Section 10.2(a), “Cause” shall mean the definition of “Cause” provided in any individual written employment or severance agreement between the Participant and the Company or, if none, that the Participant shall have:

(A) committed a willful or grossly negligent violation of a policy of the Company or any Subsidiary or Affiliated Entity;

(B) engaged in a willful and continued failure to substantially perform the Participant’s duties with the Company or any Subsidiary or Affiliated Entity (other than any such failure resulting from incapacity due to physical or mental illness); or

(C) engaged in willful or grossly negligent misconduct that is injurious to the Company or any Subsidiary or Affiliated Entity, monetarily or otherwise.

(iv) Solely for purposes of this Section 10.2(a), “Good Reason” shall mean the definition of “Good Reason” provided in any written individual employment or severance agreement between the Participant and the Company or, if none, the occurrence, during the Post-CIC Period, of any of the following events without the Participant’s written consent:

(A) the assignment to, or reduction of, duties that are adversely inconsistent with the Participant’s job title, position and/or status with the Company immediately prior to the Change in Control Event;

(B) an aggregate reduction by 15% or more of the sum of the Participant’s base salary plus actual or potential target cash bonus;

(C) the Company fails to obtain a satisfactory agreement from the acquiring company or any successor to the Company to assume or expressly and agree perform the Company’s severance plan and/or any individual employment or severance agreement between the Company and the Participant;

(D) the relocation of the Participant’s principal location of work to any location that is in excess of 50 miles from the location thereof immediately prior to the Change in Control Event; or

(E) the failure to pay the Participant any compensation within 14 days of the date such compensation is first due and payable;

provided, however, that, Good Reason exists only if (1) the Participant provides the Company or the acquiring company, as the case may be, with written notice, within 90 days of the date the event or condition first arises, that sets forth in reasonable detail the event or condition giving rise to Good Reason; (2) the Company or the acquiring company, as the case may be, fails to cure such event or condition within 30 days of the date it receives the written notice set forth in clause (1); and (3) the Participant terminates employment within 30 days after the expiration of the cure period described in clause (2); and further provided, however, that the Participant’s failure to provide notice of, or to resign following, the occurrence of the event or condition will not waive the Participant’s right to provide notice of and resign following a separate and distinct event or condition that independently gives rise to Good Reason.

(v) For purposes of this Section 10.2(a), an Award shall be considered assumed (“Assumed”) if each of the following conditions are met:

(A) Options, SARs and other Awards (to the extent such other Awards are payable in cash and not subject to performance goals) are converted into replacement awards in a manner that complies with Section 409A;

(B) Restricted Stock Unit and Restricted Stock Awards that are not subject to performance goals are converted into replacement awards covering a number of shares of the entity effecting the Change in Control Event (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of shares of Common Stock covered by the Awards; provided, that to the extent that any portion of the consideration received by holders of shares of Common Stock in the Change in Control Event transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change in Control Event;

(C) All Awards subject to Performance Goals are converted into replacement time-based vesting awards that preserve the value of such Awards based on the greater of (1) the target level of the Award, and (2) the level of actual performance achieved, as measured and calculated by the Committee as of the date of the Change in Control Event pursuant to a shortened performance period ending on the date of the Change in Control Event;

(D) The replacement awards contain provisions for scheduled vesting (including, with respect to Awards in 10.2(a)(v)(C), such replacement awards have a time-based vesting date that does not extend beyond the later of the last day of the performance period or the end of such additional time-based vesting period as set forth in such Award prior to the Change in Control Event) and treatment on termination of employment (including the definition of Cause and Good Reason) that are no less favorable to the Participant than the underlying awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying awards; and

(E) The security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.

(b)
Awards Not Assumed by Successor:
(i)
Upon the occurrence of a Change in Control Event, if any Awards are not Assumed by the entity effecting the Change in Control Event, then, on the date of the Change in Control Event, Options and SARs shall become fully vested and exercisable, any time-based vesting restrictions that apply to Awards shall lapse, and any Awards that are subject to performance goals shall immediately be determined and deemed to have been earned on a pro rata basis, with such pro ration determined based upon an assumed achievement of all relevant performance goals at the greater of (1) “target” level of the Award, and (2) the level of actual performance achieved, as measured and calculated by the Committee as of the date of the Change in Control Event pursuant to a shortened performance period ending on the date of the Change in Control Event, and the amount payable based upon the length of time within the performance period that has elapsed prior to the Change in Control Event.
(ii)
For each Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Common Stock in the Change in Control Event transaction and the exercise price of the applicable Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Common Stock. Any Option or SAR with an exercise price that is higher than the per share consideration received by holders of Common Stock in connection with the Change in Control Event shall be cancelled for no additional consideration.
(iii)
The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change in Control Event transaction had he or she been, immediately prior to such transaction, a holder of the number of shares of Common Stock equal to the number of Restricted Stock Units and other Awards, and/or shares subject to the Restricted Stock Award and the number of shares of Common Stock payable under Section 10.2(b)(i) for Awards subject to performance goals.

(iv)
The payments contemplated by Sections 10.2(b)(ii) and 10.2(b)(iii) shall be made at the same time as consideration is paid to the holders of the Common Stock in connection with the Change in Control Event.

ARTICLE XI

GENERAL
SECTION 11.1
Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not, without stockholder approval, adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article IX), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan. The termination of the Plan shall not impair the power and authority of the Committee with respect to outstanding Awards. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.
SECTION 11.2
Non-transferability of Awards. Awards may be exercised during the lifetime of the Participant only by the Participant. More particularly (but without limiting the generality of the foregoing), an Award shall not be assigned, transferred (except as provided above), pledged or hypothecated in any way whatsoever, shall not be assigned by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Award contrary to the provisions hereof, shall be null and void and without effect. However, in the event of a Participant’s death, an Award may be transferred in accordance with the provisions of a Participant’s will, the applicable laws of descent and distribution or, with respect to Awards other than Incentive Stock Options, a beneficiary designation that is in a form approved by the Committee and in compliance with the provisions of the Plan and the applicable Award Agreement.
SECTION 11.3
Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may, in its discretion, allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge to the Company with respect to such shares used to pay such taxes unless otherwise approved by the Committee.
SECTION 11.4
Amendments to Awards. Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are materially adverse to the Participant shall require the Participant’s consent.

SECTION 11.5
Regulatory Approval and Listings. The Company shall use its reasonable efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the stockholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under the Plan prior to:
(a)
the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;
(b)
the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and
(c)
the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.
SECTION 11.6
Foreign Laws. In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may grant Awards to individual participants who are foreign nationals, who are employed by the Company, any Subsidiary or any Affiliated Entity outside of the United States, who provide services to the Company under an agreement with a foreign nation or agency or who are otherwise subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary or appropriate to accommodate differences in local law, tax policy or custom, to comply with applicable foreign laws or facilitate the offering and administration of the Plan in view of such foreign laws and to allow for tax-preferred treatment of Awards. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) and modify exercise procedures, and other terms and procedures, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments, restatements, sub-plans or modifications, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 11.6 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.
SECTION 11.7
Company Policies. All Awards granted under the Plan shall be subject to Section 11.18, share trading policies and other policies that may be implemented by the Board or the Company from time to time.
SECTION 11.8
Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of the Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 11.9
Beneficiary Designation. In the event of the death of a Participant, the portion of the Participant’s Award with respect to which vesting dates have occurred shall be paid to the then surviving beneficiary designated by the Participant, and if there is no beneficiary then surviving or designated, then such benefits will automatically be paid to the estate of the Participant.
SECTION 11.10
Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, its Subsidiaries or its Affiliated Entities and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.
SECTION 11.11
Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
SECTION 11.12
Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable federal law.
SECTION 11.13
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
SECTION 11.14
Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
SECTION 11.15
Section 409A Considerations. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Awards shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (A) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (B) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code, (C) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (D) in no event shall a participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. Any Award granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if any benefit provided under the Plan is subject to the provisions of Section 409A of the Code and the regulations issued thereunder (and not excepted therefrom), the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A of the Code and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)
SECTION 11.16
Disclaimer. Notwithstanding any provision of the Plan to the contrary, (a) none of the Company, the Board or the Committee warrants that any Award under the Plan will qualify for favorable tax treatment under any provision of the federal, state, local or non-United States law; and (b) in no event shall any member of the Committee or the Board, or the Company, its Subsidiaries or its Affiliated Entities (or any of their respective employees, officers, directors or affiliates) have any liability to any Participant (or any other person) due to the failure of the Plan to satisfy the requirements of 409A of the Code or any other applicable law for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
SECTION 11.17
No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.
SECTION 11.18
Clawback. All Awards under the Plan shall be subject to the Company’s clawback policy and any applicable clawback or recoupment policy of the Company that is required by applicable law or any applicable securities exchange listing standards and/or that is otherwise adopted from time to time by the Board (or a committee designated by the Board). The Board (or a committee designated by the Board) shall have discretion with respect to any such clawback or recoupment policy to determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, policy, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a parent or a subsidiary of the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any such Award or amounts paid under the Plan subject to clawback pursuant to such law, securities exchange listing standard or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any such award or amounts paid from a Participant’s accounts, or pending or future compensation or Awards under the Plan.
SECTION 11.19
Deferrals. The Compensation Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Compensation Committee shall determine in its discretion, in accordance with the provisions of Section 409A of the Code, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, SARs and other stock rights subject to Section 409A of the Code. An election shall be made by submitting an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Compensation Committee to the extent consistent with Section 409A of the Code) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in the Plan may submit an election (“Initial Election”) at any time prior to the end of the 30-day period following the date on which the Participant initially becomes eligible to participate in the Plan (or at such other date as may be specified by the Compensation Committee to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Initial Election.